                                               TEXT OMITTED AND FILED SEPARATELY
                                               "CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(B)(4)
                                                           200.83 AND 240.24B-2"


                [*] RESEARCH COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                          AGOURON PHARMACEUTICALS, INC.

                                       AND

                               IBIS THERAPEUTICS,

                    A DIVISION OF ISIS PHARMACEUTICALS, INC.

                                  JUNE 9, 2000

                                TABLE OF CONTENTS

ARTICLE 1..............................................................................................2
DEFINITIONS............................................................................................2
ARTICLE II.............................................................................................9
RESEARCH PROGRAM.......................................................................................9
      2.1    GENERAL PURPOSE...........................................................................9
      2.2    GENERAL RESEARCH PROGRAM ACTIVITIES.......................................................9
      2.3    CONDUCT OF RESEARCH PROGRAM...............................................................9
      2.4    RESEARCH WORK SITES.......................................................................9
      2.5    JOINT RESEARCH COMMITTEE..................................................................9
      2.6    PROJECT TEAM.............................................................................11
      2.7    RECORDS AND REPORTS......................................................................11
      2.8    RESEARCH PROGRAM STAFFING LEVELS.........................................................12
      2.9    RESEARCH PROGRAM TERM....................................................................12
      2.10   POST RESEARCH PROGRAM ACTIVITIES.........................................................13
      2.11   EXCLUSIVE EFFORTS........................................................................14
ARTICLE III...........................................................................................14
CERTAIN RESEARCH PROGRAM; DEVELOPMENT AND.............................................................14
COMMERCIALIZATION ACTIVITIES..........................................................................14
      3.1    SUPPLY OF AGOURON SCREENING COMPOUNDS; SELECTED COMPOUNDS; CONFIDENTIALITY...............14
      3.2    REPORTING ON SCREENING ACTIVITIES........................................................15
      3.3    PROCESS OF ELECTION OF RNA TARGETS FOR MEDICINAL CHEMISTRY STAGE.........................16
      3.4    SELECTION OF COLLABORATION COMPOUNDS FOR ACTIVE DEVELOPMENT/COMMERCIALZATION PROGRAMS....16
      3.5    COMMERCIALLY REASONABLE EFFORTS..........................................................16
ARTICLE IV............................................................................................16
LICENSE GRANTS........................................................................................16
      4.1    RESEARCH AND DEVELOPMENT.................................................................16
      4.2    DEVELOPMENT AND COMMERCIALIZATION........................................................17
ARTICLE V.............................................................................................17
PAYMENTS, ROYALTIES AND REPORTS.......................................................................17
      5.1    LICENSE FEE..............................................................................17
      5.2    RESEARCH PROGRAM FUNDING.................................................................17
      5.3    MILESTONE PAYMENTS.......................................................................17
      5.4    ROYALTIES................................................................................18
      5.5    THIRD-PARTY TECHNOLOGY...................................................................20
      5.6    REPORTS; PAYMENT OF ROYALTY..............................................................20
      5.7    AUDITS...................................................................................20
      5.8    PAYMENT EXCHANGE RATE....................................................................21
      5.9    FOREIGN CURRENCY.........................................................................21
      5.10   INCOME TAX WITHHOLDING...................................................................22
ARTICLE VI............................................................................................22
REPRESENTATIONS AND WARRANTIES........................................................................22
      6.1    IBIS REPRESENTATIONS AND WARRANTIES......................................................22
      6.2    AGOURON REPRESENTATIONS AND WARRANTIES...................................................22
ARTICLE VII...........................................................................................23
PATENT MATTERS........................................................................................23
      7.1    [*]......................................................................................23
      7.3    REPORTING AND COOPERATION................................................................23
      7.4    FILING, PROSECUTION AND MAINTENANCE OF PATENTS...........................................23
      7.5    PATENT ENFORCEMENT AGAINST THIRD-PARTY INFRINGERS........................................23
      7.6    INFRINGEMENT OF THIRD-PARTY PATENT RIGHTS................................................24
ARTICLE VIII..........................................................................................24
[*]   ................................................................................................24
      8.1    [*]......................................................................................24
      8.2    [*]......................................................................................24
      8.3    [*]......................................................................................24
      8.4    [*]......................................................................................24


      8.5    [*]......................................................................................25
      8.6    [*]......................................................................................25
ARTICLE IX............................................................................................25
TERM AND TERMINATION..................................................................................25
      9.1    AGREEMENT TERM AND EXPIRATION............................................................25
      9.2    TERMINATION..............................................................................25
      9.3.   DISPOSITION OF INVENTORY.................................................................27
      9.4.   EFFECT OF EXPIRATION OR TERMINATION......................................................27
ARTICLE X.............................................................................................27
CONFIDENTIALITY, PUBLICATION AND PUBLICITY............................................................27
      10.1   NON-DISCLOSURE AND NON-USE OBLIGATIONS...................................................27
      10.2   PERMITTED DISCLOSURE OF PROPRIETARY INFORMATION..........................................28
      10.3   NO WRITTEN PUBLICATION AND ORAL DISCLOSURES..............................................28
      10.4   PUBLIC DISCLOSURE OF AGREEMENT...........................................................28
ARTICLE XI............................................................................................28
MISCELLANEOUS.........................................................................................28
      11.1   FORCE MAJEURE............................................................................28
      11.2   ASSIGNMENT...............................................................................29
      11.3   SEVERABILITY.............................................................................29
      11.4   NOTICES..................................................................................29
      11.5   APPLICABLE LAW...........................................................................30
      11.6   DISPUTE RESOLUTION.......................................................................30
      11.7   REGULATORY APPROVALS.....................................................................31
      11.8   ENTIRE AGREEMENT.........................................................................31
      11.9   HEADINGS.................................................................................31
      11.10  INDEPENDENT CONTRACTORS..................................................................31
      11.11  WAIVER...................................................................................32
      11.12  COUNTERPARTS.............................................................................32


EXHIBITS

Exhibit A - Research Plan

Exhibit B - [*]

                [*] RESEARCH COLLABORATION AND LICENSE AGREEMENT

This [*] Research Collaboration and License Agreement ("Agreement"), dated June 9, 2000, is between Agouron Pharmaceuticals, Inc., a corporation organized and existing under the laws of California and a wholly owned subsidiary of the Warner-Lambert Company, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, CA 92037-1022 ("Agouron"), and Isis Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, on behalf of its Ibis Therapeutics division, having a principal place of business at 2292 Faraday Avenue, Carlsbad, CA 92008 (because Isis will be conducting the work hereunder through its Ibis Therapeutics division, Isis will hereafter be referred to as "Ibis"; however all references to "Ibis" are intended to refer both to Isis and Ibis, unless otherwise indicated). Agouron and Ibis may each be referred to as a "Party" or together be referred to as the "Parties."

WHEREAS, Ibis has proprietary technology and experience in identifying therapeutically attractive drug targets in structural RNA and in designing and optimizing drug leads to bind to such targets;

WHEREAS, Agouron has proprietary technology and experience in discovering, developing and commercializing drug products for human therapeutic use; and

WHEREAS, Agouron and Ibis desire to enter into a research collaboration to discover new treatments for [*] infection using selected RNA targets [*] upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

For purpose of this Agreement, the following capitalized terms, whether used in the singular or plural, will have the following meanings:

1.1 "ACTIVE DEVELOPMENT/COMMERCIALIZATION PROGRAM" means an ongoing program for developing and commercializing a Collaboration Compound or a Collaboration Product, including preclinical and clinical development activities aimed at obtaining Registration for marketing, and marketing and selling activities, for the Collaboration Product.

1.2      "ADDITIONAL IDENTIFIED COMPOUNDS" has the meaning specified in Section
         3.1.3.

1.3 "AFFILIATE" of a Party means any person, organization, corporation, or other business entity that is controlling, controlled by or under common control with such Party. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, organization, corporation or other business entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, organization, corporation or entity, whether through the ownership of voting securities or by contract or court order or otherwise. For purposes of this definition, an entity will be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or their equivalent.

1.4 "AGOURON FIELD" means uses resulting from the mediation or inhibition of [*] through interaction with an RNA Target, including therapeutic, prophylactic, diagnostic and classification uses.

1.5 "AGOURON SCREENING COMPOUNDS" means compounds from proprietary libraries or collections of chemical compounds [*].

1.6      "ANNUAL EXTENSION PERIOD" has the meaning specified in Section 2.9.2.

1.7 "CALENDAR YEAR" means a period of 12 months commencing on January 1 and ending on December 31.

1.8 "COLLABORATION COMPOUND(S)" means Program Compound(s) and/or Derived Compound(s).

1.9 "COLLABORATION PATENT RIGHTS" means Patent Rights, Controlled by either Party or both Parties, filed anywhere in the world after the Effective Date, having any claims covering any of the following: (a) Collaboration Compounds; (b) Collaboration Products; or (c) any Collaboration Technology that is conceived or reduced to practice by either Party or both Parties during the Research Program Term.

1.10 "COLLABORATION PRODUCT" means any preparation in final form (e.g., final-dosage form for sale by prescription, over-the-counter or another method) containing at least one Collaboration Compound, for use in the Agouron Field, including for use in treating or preventing infections caused by [*] or for diagnosing or classifying [*] infection. If a Collaboration Product containing a specific Collaboration Compound is useful in the Agouron Field and a preparation in final form containing such Collaboration Compound is also useful in treating, preventing, diagnosing or classifying any human diseases or conditions other than [*], such preparation in final form containing such Collaboration Compound for such other use outside the Agouron Field will also be deemed a Collaboration Product.

1.11 "COLLABORATION TECHNOLOGY" means Technology, other than Collaboration Compounds and Collaboration Products, Controlled by either Party or both Parties that is necessary or useful to make, have made, use, import or sell Collaboration Compounds or Collaboration Products, including processes of making Collaboration Compounds or Collaboration Products, or methods for using Collaboration Compounds or Collaboration Products. Collaboration Technology will exclude [*].

1.12 "COMBINATION PRODUCT" means any Collaboration Product in any final form that contains, in addition to a Collaboration Compound, one or more other active ingredients having [*] activity.

1.13 "CONTROLLED" OR "CONTROLLING" means possession, now or in the future, of the ability to grant a license or sublicense of rights as provided for herein without violating the terms or any agreement or arrangement with, or the rights of, any Third Party.

1.14     "DERIVED COMPOUND" means any chemical compound having [*].

1.15 "DESIGNATED [*]" means A [*] potential RNA Target(s) suitable for the Research Program.

1.16     "EARLY TERMINATION" has the meaning specified in Section 2.9.1.

1.17 "EC APPROVAL" means the approval of a Collaboration Product for marketing in the European Union by the European Commission ("EC"), or any future equivalent approval process.

1.18     "EFFECTIVE DATE" means July 1, 2000.

1.19     "ELECTED RNA TARGET" has the meaning specified in Section 2.10.

1.20     "ELECTED RNA TARGET LIST" has the meaning specified in Section 2.10(b).

1.21 "EMEA FILING" means filing an application with the European Medicines Evaluation Agency ("EMEA"), or any successor agency having substantially the same regulatory functions, to obtain EC Approval.

1.22 "ENFORCEABLE CLAIM" means a claim included in an issued and unexpired patent that has not been: (i) abandoned or disclaimed; (ii) declared invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal; or (iii) admitted by the Party owning or Controlling such patent to be invalid.

1.23 "FDA" means the United States Food and Drug Administration, or any successor agency having substantially the same regulatory functions.

1.24 "FTE RATE" means the compensatory rate to be paid per full-time equivalent ("FTE") scientist.

1.25 "FIRST COMMERCIAL SALE" means the initial transfer in title of a quantity of Collaboration Product to a Third Party purchaser by Agouron, its Affiliates or Sublicensees for consideration, or the initial use of a Collaboration Product by a Third Party in a country, following governmental approval in such country for such transfer or use, whichever occurs first. First Commercial Sale will not include transfer of reasonable quantities of any free samples Collaboration Product and/or the reasonable quantities transferred for development purposes, such as for use in experimental studies or clinical trials.

1.26 "IBIS EXISTING TECHNOLOGY" means all Technology, Controlled by Ibis as of the Effective Date, that is necessary or useful for the conduct of the Research Program, [*]; (b) genetic databases; and (c) biological materials and chemical compounds. Ibis Existing Technology will exclude [*].

1.27 "IBIS EXISTING TECHNOLOGY PATENT RIGHTS" means any Patent Rights Controlled by Ibis, filed anywhere in the world, containing any claims covering any Ibis Existing Technology. Ibis Existing Technology Patent Rights will exclude [*].

1.28     "INITIAL OPTION LICENSE FEE" means the license fee for the [*].

1.29     "INITIAL RESEARCH TERM" has the meaning set forth in Section 2.9.

1.30 "JAPANESE APPROVAL" means the approval of a Collaboration Product for marketing in Japan by the Japanese Ministry of Health and Welfare, or any future equivalent approval process.

1.31 "JAPANESE REGISTRATION FILING" means filing an application with the Japanese Ministry of Health and Welfare, or any successor agency having substantially the same regulatory functions, to obtain Japanese Approval.

1.32     "JOINT RESEARCH COMMITTEE" or "JRC" means the committee described in
         Section 2.5.

1.33     [*].

1.34 [*] means: (a) the patents and patent applications identified in Exhibit B hereto, and all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing, and any reissues, term extensions (or other governmental actions which provide exclusive rights to the patent holder in the patented subject matter beyond the original patent expiration date), substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecutions, continuations-in-part, or divisions of or to any of the foregoing; and
         (b) any other Patent Rights Controlled by Ibis directed to Technology necessary or relating to the practice of [*].

1.35 [*] means Technology: (a) Controlled by Ibis during the Research Program Term that is necessary or relates to the performance of multi-target affinity specificity screening ("MASS"); or [*].

1.36     "MEDICINAL CHEMISTRY STAGE" means [*]

1.37 "MEDICINAL CHEMISTRY STAGE LIST" has the meaning specified in Section 2.10(c).

1.38 "NDA APPROVAL" means the approval of a Collaboration Product for marketing in the United States by the FDA, or any future equivalent approval process.

1.39 "NDA FILING" means the filing of a new drug application or other application ("NDA") with the FDA, to obtain NDA Approval.

1.40 "NET SALES REVENUE" means the total invoiced amount of all worldwide sales of Collaboration Product(s) by Agouron, its Affiliates or Sublicensees, to a Third Party, less (a) customary trade, quantity, or cash discounts and commissions allowed and taken by brokers or agents,
         (b) amounts repaid or credited by reason of rejection or returns, as well as rebates, chargebacks, retroactive price reductions and allowances, (c) sales, use and/or other taxes, import and/or export customs duties, and other similar governmental charges paid, but not including income taxes, and (d) to the extent separately stated on purchase orders, invoices, or other documents of sale, insurance costs and outbound transportation charges prepaid or allowed related to shipment of Collaboration Product(s). Net Sales Revenue excludes: (a) the transfer of reasonable and customary quantities of free samples of Collaboration Product(s), (b) the transfer of Collaboration Product(s) as clinical trial materials, other than for subsequent resale; and (c) use by Agouron, its

         Affiliates or Sublicensees of Collaboration Product for any purpose connected with the securing of regulatory approval or validating of a manufacturing process or the obtaining of other necessary marketing approvals for Collaboration Product (unless such Collaboration Product is subsequently sold).

1.41     [*]

1.42     [*].

1.43 "PATENT RIGHTS" means: (a) patent applications (including applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; and (d) any reissues, term extensions (or other governmental actions which provide exclusive rights to the patent holder in the patented subject matter beyond the original patent expiration date), substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecutions, continuations-in-part, or divisions of or to any of the foregoing.

1.44 "PHASE I CLINICAL STUDY" means the initial testing of a Collaboration Product in humans, whether the primary endpoint is safety, pharmacokinetics or any combination thereof.

1.45 "PHASE II STUDY COMPLETION" means completion of the first human clinical study in patients [*]. Initiation of a Pivotal Quality Clinical Study will be deemed to be a Phase II Study Completion, whether or not a Phase II Study is ongoing.

1.46 "PIVOTAL QUALITY CLINICAL STUDY" means a human clinical trial of a Collaboration Compound or Collaboration Product designed to demonstrate statistically significant treatment effect so as to achieve Registration. Initiation of a Phase III clinical study will be deemed to be initiation of a Pivotal Quality Clinical Study.

1.47     "POST RESEARCH PROGRAM TERM"

         (a) Reserved RNA Target: The Post Research Program Term for a Reserved RNA Target means the [*] following the end of the Research Program Term.

         (b)      Elected RNA Target:

                  (i) The Post Research Program Term for an Elected RNA Target on the Elected Target List means the [*] period after the end of the Research Program Term; if such Elected RNA Target enters Medicinal Chemistry Stage on or before the [*] anniversary of the end of the Research Program Term, then its Post-Research Term will continue until a date which is [*] after the date upon which such Elected RNA Target entered Medicinal Chemistry Stage; provided further that if an Elected RNA Target continues in a Medicinal Chemistry Stage pursuant to Subsection 2.10(d)(ii), then the Post Research Program Term will continue until such Elected RNA Target completes the Medicinal Chemistry Stage.

                  (ii) Notwithstanding the foregoing, the Post Research Program Term for any Elected RNA Target will automatically end when such Elected RNA

                           Target ceases to be an Elected RNA Target pursuant to the provisions of Section 2.10.

1.48 "PROGRAM COMPOUND" means any Selected Compound having Threshold Activity against an Elected RNA Target, [*].

1.49 "PROPRIETARY INFORMATION" means any and all proprietary or confidential scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, provided by one Party to the other Party in connection with this Agreement. Proprietary Information will not include information, as documented by written records, that:

         (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party;

         (b) is in the public domain without the fault of the receiving Party or its Affiliates or agents;

         (c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

         (d) is developed by the receiving Party independently of Proprietary Information received from the other Party.

1.50 "REGISTRATION" means the official approval by the government or health authority in a country (or supra-national organization, such as the European Commission) that is required for a product to be offered for sale in such country, including approval of a marketing application such as an NDA, and such other authorizations as may be required for the production, importation, pricing, reimbursement and sale of such product, and for subsequent regulatory filings, including filings for line extensions and/or additional indications of such product.

1.51 "RESEARCH PLAN" means the plan of goals and activities for the Research Program agreed to by the Parties and attached as Exhibit A, as may be amended from time-to-time in accordance with the terms of this Agreement.

1.52 "RESEARCH PROGRAM" means the research activities of the Parties to discover and develop RNA Targets and identify and discover Collaboration Compounds, which activities are outlined in Article II and in the Research Plan attached as Exhibit A. While the primary purpose of the Research Program is to discover RNA Targets for use in conducting drug discovery in the Agouron Field and to discover Collaboration Compounds against such RNA Targets for use in treating [*], the Parties acknowledge that Collaboration Compounds may also have use [*], and that activities aimed at developing Collaboration Compounds for such [*] use are within the scope of the Research Program.

1.53 "RESEARCH PROGRAM TECHNOLOGY" means any Technology (a) Controlled by Ibis and/or Agouron, (b) specifically concerning [*], RNA Targets or other research tools or procedures for discovering, identifying, selecting, and validating RNA Targets or for screening or assaying compounds, (c) developed or acquired by or on behalf of Ibis and/or Agouron after the Effective Date during the Research Program Term, and
         (d)
         necessary or useful for the conduct of the Research Program. The Research Program Technology will exclude any chemical compounds, including Agouron Screening Compounds and Collaboration Compounds. Research Program Technology will also exclude Ibis Existing Technology, Collaboration Technology, and Mass Spectrometry Screening Technology.

1.54 "RESEARCH PROGRAM TECHNOLOGY PATENT RIGHTS" means any Patent Rights Controlled by Ibis and/or Agouron filed anywhere in the world after the Effective Date, containing any claims covering any Research Program Technology conceived or reduced to practice in the Research Program by either Party or both Parties during the Research Program Term. Research Program Technology Patent Rights will exclude Collaboration Patent Rights, Mass Spectrometry Screening Patent Rights, and Ibis Existing Patent Rights.

1.55 "RESEARCH PROGRAM TERM" means the term of the Research Program, as set forth in Section 2.9.

1.56     "RESERVED RNA TARGET" has the meaning specified in Section 2.10(a).

1.57 "RNA TARGET" means a specific site within a [*], the binding to which mediates or inhibits [*].

1.58 "SELECTED COMPOUND" means any Agouron Screening Compound, or any proprietary compound of either Party supplied for screening in the Research Program against an RNA Target, and determined to have Threshold Activity against an RNA Target, and for which compound Agouron has provided the structural information to Ibis pursuant to
         Section 3.1.3.

1.59 "SUBLICENSEE" means any Third Party to which Agouron grants a sublicense in connection with the development, manufacture, or commercialization of a Collaboration Compound or a Collaboration Product, as the case may be. A Third Party who is given only the right to sell a Collaboration Product (such as a wholesaler or a distributor) will not be considered a Sublicensee.

1.60 "TECHNOLOGY" means inventions (whether or not patentable), know-how, trade secrets, research tools, materials, and technical information, including but not limited to information in the form of research data, databases, experimental procedures, designs, formulas, process information, and expert opinions.

1.61     "TERRITORY" means the world.

1.62 "THIRD PARTY" means any party other than Ibis or Agouron and their respective Affiliates.

1.63 "THRESHOLD ACTIVITY" means an [*], which may be adjusted by the JRC as appropriate to meet the goals of the Research Program, considering the threshold [*] value deemed necessary for a compound to have potential utility in the Research Program and the percentage of compounds screened found to meet such threshold value.

1.64 "UNITED STATES" or "U.S." means the United States of America and its territories, possessions, and protectorates (including Puerto Rico) and the District of Columbia.

                                   ARTICLE II
                                RESEARCH PROGRAM

2.1      GENERAL PURPOSE.

         During the Research Program Term, Ibis and Agouron will cooperate exclusively to use the Mass Spectrometry Screening Technology, Ibis Existing Technology and Research Program Technology to discover and develop RNA Targets and to conduct activities to discover Collaboration Compounds in the Agouron Field, upon the terms and conditions set forth in this Agreement. The specific activities to be undertaken in the course of the Research Program are set forth in this Article II and in the Research Plan (Exhibit A), which may be amended from time to time as mutually agreed in writing by the Parties.

2.2      GENERAL RESEARCH PROGRAM ACTIVITIES.

         During the Research Program Term, the Parties will use Mass Spectrometry Screening Technology, Ibis Existing Technology and Research Program Technology as necessary or useful to achieve the overall purpose and goals of the Research Program and to conduct their respective activities according to the Research Plan. Such activities are contemplated by the Parties to include, but not be limited to, the following: [*].

2.3      CONDUCT OF RESEARCH PROGRAM.

         Ibis and Agouron each will conduct its activities in the Research Program in compliance in all material respects with all requirements of applicable laws, rules and regulations and all applicable standard laboratory practices, and attempt to achieve their objectives efficiently and expeditiously. Ibis and Agouron each will proceed diligently with the work set out in the Research Plan, using their respective good faith efforts.

2.4      RESEARCH WORK SITES.

         Each Party will provide appropriate work sites for carrying out its respective activities pursuant to the Research Plan.

2.5      JOINT RESEARCH COMMITTEE.

         The Parties hereby establish a JRC to direct and monitor the Research Program as follows:

         2.5.1    COMPOSITION OF THE COMMITTEE.

                  The Research Program will be conducted under the direction of the Joint Research Committee, which will be comprised of three representatives of Agouron and three representatives of Ibis. Each Party will provide the other with a written list of its representatives within thirty (30) days of the Effective Date. Agouron and Ibis may change one or more of its representatives upon written notice to the other Party of such change. Each Party's representatives should have appropriate technical credentials and experience and ongoing familiarity with the activities in the Research Program.

         2.5.2    MEETINGS AND DECISIONS.

                  (a) The Joint Research Committee will meet quarterly during the Research Program Term at locations determined by the Joint Research Committee, with the first such meeting to be held within 45 days of the Effective Date. Each Party will bear its own expenses related to attendance of such meetings by its representatives. The Joint Research Committee may meet by means of teleconference, videoconference or other similar communications equipment. Additional employees of Ibis or Agouron (or its Affiliates) may, by mutual consent of the Parties, be invited to attend Joint Research Committee meetings.

                  (b) The chairmanship of the JRC will alternate on a quarterly basis between the representatives of the Parties, with an Agouron representative chairing the first quarter. The chairperson will chair the meetings and will be responsible for preparing agenda and circulating agenda to the other JRC members prior to the meetings.

                  (c) The Joint Research Committee will confer and make decisions regarding oversight of the Research Program and the activities of the Parties in carrying out the Research Plan and will also advise the Parties on issues arising during the Research Program Term regarding any technical, budgetary or economic matters relating to the Research Program. After the expiration of the Research Program Term, the Parties will appoint a successor committee which will function for so long as is necessary to perform the responsibilities assigned to the JRC under the terms of this Agreement.

                  (d) Each Party will have one vote on the JRC regardless of the number of representatives of each Party on the JRC. All of the decisions of the JRC regarding the Research Plan must be unanimous in order for a JRC matter to be resolved. In the event of a deadlocked vote on an issue, Ibis and Agouron will each appoint a designee to discuss such issue in good faith and use their best efforts to find a resolution to the deadlock. If, after good faith efforts, no resolution is found within thirty (30) days, or such longer period of time as agreed upon by the JRC, then such issue will be resolved pursuant to Section 11.6.

         2.5.3    RESPONSIBILITIES.

                  The responsibilities of the JRC will be, among others, to: (i) approve and implement the Research Plan and any modifications or amendments thereof, consistent with the terms of this Agreement; (ii) advise the Parties regarding the overall strategy, status and direction of the Research Program; (iii) review and monitor all results of the work performed under the Research Plan, and provide oversight and direction regarding such work in accordance with the Research Plan; (iv) prepare and circulate progress reports to the Parties; (v) decide whether to designate [*]; (vi) review and monitor the RNA Target advancement process, and maintain a list of RNA Targets, including Elected RNA Targets; and (vii) perform any additional functions as specified in this Agreement. The Parties acknowledge that decisions pertaining to matters beyond the scope of the Research
                  Program are not the responsibility of the JRC, and that Agouron will have the sole discretion to make decisions such as: (i) which RNA Targets will become Elected RNA Targets, and when and if those Elected RNA Targets will be entered into [*]; (ii) which Collaboration Compounds, if any, will be entered by Agouron into an Active Development/Commercialization Program; and (iii) which Collaboration Products will be commercialized by Agouron or its Affiliates.

         2.5.4    JRC RECORDS.

                  The JRC will maintain accurate records to document the discussions and decisions at each meeting. Meeting minutes or summaries will be prepared by its chairperson in accordance with procedures established by the JRC at its first meeting and will be distributed to all members of the JRC after approval of drafts by the designated representatives of the Parties.

2.6      PROJECT TEAM.

         2.6.1    RESPONSIBILITIES.

                  The Project Team will conduct research activities as necessary to achieve the objectives of the Research Program in accordance with the Research Plan, as such Research Plan may be modified by the JRC. The Project Team will provide written reports of its activities to the JRC.

         2.6.2    COMPOSITION.

                  The Project Team will include representatives from both Ibis and Agouron as necessary for the proper conduct of the Research Program in accordance with the Research Plan, with such representatives to be designated at the sole discretion of each Party, provided that the designated representatives are qualified to carry out their respective activities in the Research Program and are generally familiar with the Research Program activities being conducted at their site.

         2.6.3    MEETINGS.

                  The Project Team will meet monthly, in person or by telephone or videoconference, unless the JRC directs a different meeting schedule. Project Team meetings will alternate between the sites of the Parties. Expenses of a Party's representatives attending Project Team meetings will be borne by such Party.

2.7      RECORDS AND REPORTS.

         2.7.1    RECORDS.

                  Ibis and Agouron will each maintain its records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which records will be complete and accurate and will fully and properly reflect all work done and results achieved by it in the performance of the Research Program.

         2.7.2    COPIES AND INSPECTION OF RECORDS.

                  Agouron will have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Ibis referred to in Section 2.7.1. Agouron will maintain such records and the information disclosed therein in confidence in accordance with Sections 10.1 and 10.2. Agouron will have the right to arrange for its employees, agents and outside consultants, and the employees, agents and outside consultants of its Affiliates, to visit Ibis at its offices and laboratories during normal business hours and upon reasonable notice, and to discuss the Research Program and its results in detail with the technical personnel of Ibis.

2.8      RESEARCH PROGRAM STAFFING LEVELS.

         Ibis and Agouron will conduct the research activities necessary to maintain progress on the objectives of the Research Program as set forth in the Research Plan. To achieve these goals, Ibis will designate and assign qualified FTEs based upon the Research Plan staffing schedule set by and subject to approval by the JRC. Ibis will dedicate the efforts of at least [*] FTEs during the first year, and [*] FTEs during each of the second and third years, of the Research Program Term. During each year of the Research Program, Agouron will dedicate the efforts of the number of FTEs that it determines in its sole discretion is appropriate to perform its responsibilities under the Research Program as set forth in the Research Plan. The JRC will have the discretion to increase or decrease the minimum level of FTE support at Ibis to that level deemed reasonably necessary to implement the Research Plan.

2.9      RESEARCH PROGRAM TERM.

         The Research Program Term will include the Initial Research Term and any Annual Extension Periods thereof pursuant to Section 2.9 below. The Initial Research Term will commence upon the Effective Date and continue for a period of [*] years, unless the Research Program Term is terminated prior thereto in accordance with the Early Termination provisions set forth below.

         2.9.1    EARLY TERMINATION.

                  If Agouron determines that sufficient scientific progress has not been made during the Initial Research Term, Agouron may terminate the Research Program Term upon written notice given at least [*] months prior to the completion of the [*] year of the Research Program Term ("Early Termination"). Such Early Termination will be effective immediately prior to the [*] anniversary of the Effective Date. In such event: (i) Agouron will be liable for funding of the

                  Research Program under Section 5.2.1 until such [*] anniversary date, but any other payment obligations not due and owing as of the Early Termination date will terminate; and (ii) Agouron will have no further rights with respect to [*] Ibis Existing Technology.

         2.9.2    ANNUAL EXTENSION PERIOD.

                  If Agouron agrees to continue to fund FTE support and Core Research Support for Ibis a level agreed upon by the JRC, then Agouron may extend the Research Program Term beyond the Initial Research Term on a year-to-year basis ("Annual Extension Period"). The Research Program will continue to operate under the terms and conditions of the Agreement, provided, however, [*].

2.10     POST RESEARCH PROGRAM TERM ACTIVITIES.

         The Parties acknowledge that, in order to maximize the chances that a commercializable Collaboration Compound arises out of the collaboration, Agouron will need to continue certain activities following the end of the Research Program Term and during the Post-Research Program Term. To facilitate such activities, the Parties have agreed to the following procedures:

         (a)      [*].

         (b)      [*]

         (c)      [*]

         (d)      [*]

         (e)      [*]

         (f)      [*]

                  i.       [*];

                  ii.      [*];

                  iii.     [*];

                  iv.      [*]

                  v.       [*].

         [*].

         g) If a Collaboration Compound is determined to actively bind to an RNA Target in addition to the Elected RNA Target to which it was previously determined to bind, and such RNA Target is not, at that time, an Elected RNA Target, Agouron may cause such RNA Target to become an Elected RNA Target by written notice to Ibis, as long as Ibis has not independently previously initiated a drug discovery program, aimed at such RNA Target, of the same scope and magnitude as Ibis's efforts during the course of the Research Program. Upon receipt of Agouron's written notice that it desires to cause such RNA Target to become an Elected RNA Target, Isis will respond within 10 days in writing with either a confirmation that such RNA Target can become an Elected RNA Target (with no independent requirement to enter such Elected RNA Target into Medicinal Chemistry Stage) or with a certification that Ibis has independently, prior to the date of receipt of such notice, initiated a drug discovery program aimed at such RNA Target as described above, in which case such RNA Target will not become an "Elected RNA Target." If Ibis fails to timely respond to Agouron's written notice, then such RNA Target can become an Elected RNA Target.

2.11     EXCLUSIVE EFFORTS.

         2.11.1   DURING THE RESEARCH PROGRAM TERM.

                  During the Research Program Term, Ibis will work exclusively in collaboration with Agouron to discover and develop products useful in the Agouron Field.

         2.11.2   AFTER THE RESEARCH PROGRAM TERM.

                  After the end of the Research Program Term, Ibis will not collaborate with any other party to discover and develop products that bind to any Reserved RNA Target or an Elected RNA Target during the Post-Research Program Term for any Reserved RNA Target or Elected RNA Target.

         2.11.3   IBIS RETAINED RIGHTS.

                  Notwithstanding the foregoing, Ibis retains the right to:

                  (a)      [*]

                  (b)      [*]

                  (c)      [*]

                                   ARTICLE III
                    CERTAIN RESEARCH PROGRAM; DEVELOPMENT AND
                          COMMERCIALIZATION ACTIVITIES

3.1      SUPPLY OF AGOURON SCREENING COMPOUNDS; SELECTED COMPOUNDS;
         CONFIDENTIALITY.

         3.1.1    SUPPLY OF AGOURON SCREENING COMPOUNDS.

                  [*]

         3.1.2    SCREENING OF AGOURON SCREENING COMPOUNDS.

                  [*]


         3.1.3    IDENTIFICATION OF AGOURON SCREENING COMPOUNDS.

                  [*]


         3.1.4    CONFIDENTIALITY OF IDENTITY.

                  Ibis agrees and warrants that it will not attempt to characterize or determine the chemical identity or structure of any Agouron Screening Compound, including Additional Identified Compounds, or Selected Compound, except as expressly authorized by this Agreement. Ibis further agrees that it will not distribute, or provide any Ibis employee with access to any Agouron Screening Compound, including Additional Identified Compounds, or Selected Compounds, except on a "need-to-know" basis in connection with the performance of the Research Program. Further, Ibis will not provide Agouron Screening Compounds, including Additional Identified Compounds, or Selected Compounds to employees of any other division of Isis Pharmaceuticals, any Isis Affiliate, or any Third Party. At the end of the Research Program Term, Ibis will return to Agouron all samples of Agouron Screening Compounds, if requested to do so by Agouron.

         3.1.5    NO OWNERSHIP BY IBIS.

                  Ibis acknowledges that it will have no ownership or other rights in any Agouron Screening Compound, including Additional Identified Compounds, or any Selected Compound, except as expressly provided in this Agreement, and is expressly prohibited from incorporating information pertaining to any Agouron Screening Compound, including Additional Identified Compounds, in any database of Ibis or any Affiliate or Third Party. Ibis further acknowledges that Agouron will retain at all times the right to research, develop, and commercialize any Agouron Screening Compounds for applications outside the Agouron Field, including the [*] by means other than through interaction with RNA Targets, or for any human or animal therapeutic, diagnostic, prophylactic or classification application, except as expressly provided herein.

3.2      REPORTING ON SCREENING ACTIVITIES.

         On a regular basis (not less than once per month), Ibis will provide Agouron with an updated report on its RNA Target screening activities on all compounds screened in the Research Program. Such report will identify each compound by chemical structure, if available to Ibis, its proprietary designation, and summarize the screening activities for each such compound, including a description of the results of any screening activities against any RNA Targets. Prior to each JRC meeting, the Project Team will provide the

         JRC with a list of Selected Compounds for which it has conducted such screening activities, and a written summary of the results thereof.

3.3      PROCESS OF ELECTION OF RNA TARGETS FOR MEDICINAL CHEMISTRY STAGE.

         3.3.1    PERMITTED PRE-ELECTION MEDICINAL CHEMISTRY STAGE ACTIVITIES.

                  [*]


         3.3.2    ELECTED RNA TARGETS.

                  [*]


3.4      SELECTION OF COLLABORATION COMPOUNDS FOR ACTIVE
         DEVELOPMENT/COMMERCIALZATION PROGRAMS.

         Following the end of the Research Program Term, Agouron will provide Ibis annually with a written list of all Collaboration Compounds or Collaboration Products that are the subject of any Active Development/Commercialization Programs, as well as the Elected RNA Targets for such Collaboration Compounds or Collaboration Products, a written summary of the nature of each Active Development/Commercialization Program, the progress made in the prior year, and an estimate of planned progress. Whether or not there is an Active Development/Commercialization Program for a specific Collaboration Compound or Collaboration Product will be reasonably determined by Agouron, based on the level of resources applied to the program compared the level of resources applied to other programs with a similar likelihood of success and similar stage of development.

3.5      COMMERCIALLY REASONABLE EFFORTS.

         For each Active Development/Commercialization Program, Agouron will use reasonable efforts, consistent with the usual practice followed by Agouron in pursuing the commercialization and marketing of pharmaceutical products, to develop and commercialize Collaboration Product(s) on a commercially reasonable basis in such countries in the Territory where it is commercially viable to do so.

                                   ARTICLE IV
                                 LICENSE GRANTS

4.1      RESEARCH AND DEVELOPMENT.

         [*]

         Agouron hereby grants to Ibis a non-exclusive license, without the right to sublicense, under the Research Program Technology Patent Rights Controlled by Agouron to use the Research Program Technology, during the Research Program Term, to conduct activities to the extent necessary or useful for Ibis to perform its obligations in the Research Program throughout the Territory.

4.2      DEVELOPMENT AND COMMERCIALIZATION.

         Ibis hereby grants to Agouron and its Affiliates an exclusive license (even as to Ibis), with the right to sublicense, under Collaboration Patent Rights and to use Collaboration Technology Controlled by Ibis, to develop, make, have made, use, offer for sale, sell, and import Collaboration Compounds and Collaboration Products.

                                    ARTICLE V
                         PAYMENTS, ROYALTIES AND REPORTS

5.1      LICENSE FEE.

         In consideration for Ibis's commitment to perform its obligations under the Research Program and for [*] and Ibis Existing Technology under the licenses granted hereunder, Agouron will pay to Ibis a non-refundable license fee totaling [*] within [*] of the Effective Date.

5.2      RESEARCH PROGRAM FUNDING.

         In consideration for Ibis's performance of its obligations under the Research Program:

         5.2.1    FTE FUNDING.

                  (a)      [*]

                  (b)      [*]

         5.2.2    CORE PROJECT SUPPORT FEES.

                  [*]

         5.2.3    RESEARCH PROGRAM PROGRESS MILESTONES.

                  Ibis will also be entitled to the following Research Program validation progress milestone payments upon achievement of the indicated milestones:

                   (a)     [*]

                   (b)     [*]

5.3      MILESTONE PAYMENTS.

         Subject to the terms and conditions contained in this Agreement, Agouron will pay to Ibis the following non-refundable milestone payments for each Collaboration Product:

                  (a)      [*]

                  (b)      [*]

                  (c)      [*]

                  (d)      [*]

                  (e)      [*]

                  (f)      [*]

                  (g)      [*]

                  (h)      [*]

                  (i)      [*]

                  (j)      [*]

         [*]

5.4      ROYALTIES.

         Subject to the terms and conditions of this Agreement, for each Collaboration Product, Agouron will pay to Ibis royalties on Net Sales Revenue on a worldwide basis as follows:

         5.4.1    ROYALTY RATE.

                  (i)      [*]

                  (ii)     [*]

         5.4.2    ROYALTY SCHEDULE.

        ------------------------------------------------------------------------
         [*]
        ------------------------------------------------------------------------
         5.4.3    ROYALTY PERIOD.

                  Agouron's obligation to pay royalties to Ibis under Section
                  5.4 will begin upon the date of the First Commercial Sale in a country of a Collaboration Product, and will end based upon the following schedule, as appropriate:

                  (a)      [*]

                  (b)      [*]

         5.4.4    METHOD OF CALCULATION.

                  The calculation of the amount of annual royalties due under the provisions of Section 5.4 will be subject to and in accordance with the following provisions:

                  (a) FREQUENCY. Royalties will be calculated on a Calendar-Year basis. Royalties will be payable only once with respect to a given unit of Collaboration Product, regardless of the number of Enforceable Claims of the Collaboration Patent Rights pertaining to such Collaboration Product.

                  (b) COMBINATION PRODUCTS. In calculating royalties with respect to any Combination Product, the Parties will enter into good-faith negotiations regarding the percentage of the Net Sales Revenue of such Combination Product to be used in calculating royalties payable with respect to such Combination Product, on a country-by-country basis. If the Parties are unable to agree upon such percentage of Net Sales Revenue for Combination Products, then such percentage will be equal to a fraction whose numerator is Agouron's, its Affiliates' or Sublicensees' published sales price in such country for equivalent dosages of all active ingredients that are Collaboration Compounds contained in a given Combination Product, and whose denominator is Agouron's, its Affiliates' or Sublicensees' published sale price in such country for equivalent dosages of all active ingredients contained therein. If the numerator and denominator cannot be determined in the manner set forth above, then they will be determined reasonably by Agouron based on the relative contributions to the prophylactic or therapeutic effect of the Combination Product of the active ingredients.

                  (c)      [*]

                  (d)      COMPULSORY LICENSES.

                           (i)      [*]

                           (ii)     [*]

                  (e) Sales to Third Parties. No sales will be deemed to have occurred as the result of sales between and among Agouron, its Affiliates and Sublicensees; it being understood that sales occur when made to Third-Party purchasers. If Agouron, its Affiliates or Sublicensees intend to use a Collaboration Product rather than resell it, the sales price for such Collaboration Product will be calculated based on the average of the sales prices of Collaboration Product to Third Parties during the period in which such Collaboration Product is used by Agouron, its Affiliate or Sublicensee, and included in Net Sales Revenue as if sold to a Third Party at such price during such period.

                  (f) SALES UPON INVOICING. A sale of a Collaboration Product will be deemed to have occurred upon the invoicing of such Collaboration Product for value to a Third-Party purchaser; or if not invoiced, then when delivered, shipped, or paid for, whichever is first, provided, however, that if a sale of a Collaboration Product occurs in a country (e.g., Spain or Italy) or to a category of customer (e.g., hospitals) where the customary payment terms exceed ninety (90) days from the date of invoicing, the sale of a

                           Collaboration Product in such country or to such category of customer will be deemed to have occurred upon the date of receipt of payment for such sale and will be reported as a sale for the calendar quarter in which such date of receipt occurred.

                  (g) OTHER CONSIDERATION. In the case of a sale or other disposal of a Collaboration Product for value other than in an arm's-length transaction exclusively for money, such as barter or counter-trade, the amount of such sale will be calculated using the fair market value of such Collaboration Product (if higher than the stated sales price) in the country of disposition.

5.5      THIRD-PARTY TECHNOLOGY.

         [*]

5.6      REPORTS; PAYMENT OF ROYALTY.

         Following the First Commercial Sale of a Collaboration Product and during the term of the Agreement, Agouron will furnish to Ibis a quarterly written report showing all Net Sales Revenue of Collaboration Products sold by Agouron, its Affiliates and its Sublicensees in the Territory during the reporting period and the royalties payable under this Agreement. Reports will be due on the 60th day following the close of each quarterly period. Royalties shown to have accrued by each royalty report will be due and payable on the date such royalty report is due. Agouron will keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined.

5.7      AUDITS.

         5.7.1    AUDIT RIGHTS.

                  Upon the written request of Ibis, and not more than once in each Calendar Year, Agouron will permit an independent certified public accounting firm of nationally recognized standing selected by Ibis and reasonably acceptable to Agouron, to have access during normal business hours to such of the records of Agouron as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than 24 months prior to the date of such request. The accounting firm will disclose to Ibis only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. Upon the expiration of 24 months following the end of any year, the calculation of royalties payable with respect to such year will be binding and conclusive upon Ibis, and Agouron, its Affiliates, and its Sublicensees will be released from any liability or accountability with respect to royalties for such year.

         5.7.2    AUDIT FEES.

                  If such accounting firm concludes that additional royalties were owed during such period, Agouron will pay the additional royalties within 30 days of the date Ibis delivers to Agouron such accounting firm's written report. If Agouron disagrees with the report, then the parties will resolve such disagreement pursuant to the provisions of Section 11.6. The fees charged by such accounting firm will be paid by Ibis unless the additional royalties owed by Agouron exceed 5% of the royalties paid for the royalty period subject to the audit, in which case Agouron will pay the reasonable fees of the accounting firm.

         5.7.3    SUBLICENSEE REPORTS.

                  Agouron will include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to Agouron, and to keep and maintain records of sales made pursuant to such sublicense. Ibis's independent accountant will be granted access to such reports as part of the above-referenced audit.

         5.7.4    CONFIDENTIALITY.

                  Ibis will treat all financial information subject to review under this Section 5.7 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and will cause its accounting firm to enter into an acceptable confidentiality agreement with Agouron obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

5.8      PAYMENT EXCHANGE RATE.

         All payments to Ibis under this Agreement will be made in United States dollars by bank wire transfer in immediately available funds to such bank account in the United States designated in writing by Ibis from time to time. Any required conversion of Net Sales Revenue to U.S. dollars will be made using the monthly average of the rates of exchange for each day in the calendar month in which the sale of a Collaboration Product occurred. The rate of exchange to be used will be the rate of exchange used by Agouron in its worldwide accounting system in the quarterly period to which such payments relate. If Agouron has no designated rate, the rate quoted in the Los Angeles edition of the WALL STREET JOURNAL will be used.

5.9      FOREIGN CURRENCY.

         When royalties or other payments are due for Net Sales Revenue in a country where, for reasons of currency, tax or other regulations, transfer of foreign currency from such country is prohibited, Agouron will have the right to deposit the royalties owed to Ibis in the applicable country's currency in a bank account in such country in the name of and under the sole control of Ibis; provided, however, that the bank selected is reasonably acceptable to Ibis and Agouron promptly informs Ibis in writing of the location, account number, amount, and currency of the monies deposited therein. After Ibis has been so notified, those monies will be considered as royalties duly paid to Ibis, and will be completely controlled by Ibis, and Agouron will have no further responsibility with respect thereto.

5.10     INCOME TAX WITHHOLDING.

         If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article V, Agouron will make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article V. Agouron will submit appropriate proof of payment of the withholding taxes to Ibis within a reasonable period of time.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1      IBIS REPRESENTATIONS AND WARRANTIES.

         Ibis represents and warrants to Agouron that as of the date of this
         Agreement:

         (a) it has the full right, power and authority to enter into this Agreement, to perform the Research Plan and to grant the licenses granted under Article IV hereof;

         (b)      to the best of its knowledge, the licenses granted under
                  Article IV hereof will fully enable the performance of the Research Plan by the Parties, and there are no other licenses required from any Third Party, including from any nonprofit institutions, the U.S. Government, or to any agency thereof, including the U.S. Department of Commerce or the U.S. Department of Defense, to enable Parties to perform the Research Plan activities contemplated hereunder without interference;

         (c) to the best of its knowledge, Ibis has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the [*], including to any nonprofit institutions, the U.S. Government, or to any agency thereof, including the U.S. Department of Commerce or the U.S. Department of Defense, so as to interfere with Ibis's ability to perform the Research Plan activities or grant the licenses contemplated hereunder, or so as to interfere with Agouron's ability to freely develop, manufacture, or commercialize Collaboration Products; and

         (d) Ibis has not taken nor will not take any action which would, in Ibis's good faith judgment, interfere with any obligations of Ibis set forth in this Agreement, including but not limited to the obligation to grant Agouron the licenses described in
                  Article IV.

6.2      AGOURON REPRESENTATIONS AND WARRANTIES.

         Agouron represents and warrants to Ibis that as of the date of this Agreement it has the full right, power and authority to enter into this Agreement, to perform the Research Plan and to grant to Ibis the licenses described in Article IV.

                                  ARTICLE VII
                                PATENT MATTERS

7.1      [*]

         [*]

7.2      OWNERSHIP OF INVENTIONS.

         [*]


7.3      REPORTING AND COOPERATION.

         [*]

7.4      FILING, PROSECUTION AND MAINTENANCE OF PATENTS.

         7.4.1    [*]

                  (a)      [*]

                  (b)      [*]

         7.4.2    RESEARCH PROGRAM TECHNOLOGY PATENT RIGHTS.

                  (a)      [*]

                  (b)      [*]

         7.4.3    COLLABORATION PATENT RIGHTS.

                  (a)      [*]

                  (b)      [*]

7.5      PATENT ENFORCEMENT AGAINST THIRD-PARTY INFRINGERS.

         7.5.1    IBIS [*] AND IBIS EXISTING PATENT RIGHTS.

                  (a)      [*]

                  (b)      [*]

         7.5.2    RESEARCH PROGRAM TECHNOLOGY PATENT RIGHTS.

                  (a)      [*]

                  (b)      [*]

         7.5.3    COLLABORATION PATENT RIGHTS.

                  (a)      [*]

                  (b)      [*]

         7.5.4    COOPERATION BETWEEN PARTIES.

                  [*]


         7.5.5    [*]

                  (a)      [*]

                           (i)      [*]

                           (ii)     [*]

                  (b)      [*]

                           (i)      [*]

                           (ii)     [*]

         7.5.6    SETTLEMENT.

                  [*]

7.6      INFRINGEMENT OF THIRD-PARTY PATENT RIGHTS.

         [*]

                                  ARTICLE VIII
                                       [*]

8.1      [*]

         [*]

8.2      [*]

         [*]

8.3      [*]

         [*]

8.4      [*]

         [*]

8.5      [*]

         [*]

8.6      [*]

         [*]

         (a)      [*]

         (b)      [*]

         (c)      [*]

         (d)      [*]

                                   ARTICLE IX
                              TERM AND TERMINATION

9.1      AGREEMENT TERM AND EXPIRATION.

         This Agreement will be effective as of the Effective Date and, unless terminated earlier pursuant to Section 9.2, the term of this Agreement will continue in effect until expiration of all licenses and royalty obligations hereunder.

9.2      TERMINATION.

         9.2.1    TERMINATION FOR MATERIAL DEFAULT.

                  (a) This Agreement will be terminable upon the material default of either Party. In the event of such default by a Party ("Defaulting Party"), the other Party ("Non-Defaulting Party") will give the Defaulting Party written notice of the default and its election to terminate this Agreement at the expiration of a cure period ninety (90) days from the date of the notice. If the Defaulting Party fails to resolve the default during the cure period by: (a) curing the default, (b) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred, or (c) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default, then the Non-Defaulting Party may terminate this Agreement by giving fifteen days prior written notice to the Defaulting Party. The termination will be effective fifteen days after Defaulting Party's receipt of such notice. All termination rights will be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this section will not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Waiver by either Party of a single default or a succession of defaults will not deprive such Party of any right to terminate this Agreement arising by reason of any subsequent default.

                  (b) If Agouron or Ibis terminate this Agreement pursuant to Section 9.2.1(a), all rights and licenses granted hereunder will terminate. However, if there is a material breach of this Agreement by Ibis and such breach is not cured by Ibis during the period stipulated in Section 9.2.1(a), but Agouron nevertheless wishes to retain its rights granted by the terms of this Agreement with respect to Collaboration Compounds or Collaboration Products, then Agouron may elect not to terminate this Agreement but may terminate only the licenses granted to Ibis and will not be obligated to make any payments to Ibis to compensate Ibis for performance that was the subject of the material breach. In addition Agouron may pursue an action for damages or other relief arising as a result of such material breach. If there is a material breach of this Agreement by Agouron and such breach is not cured by Agouron during the period stipulated in Section 9.2.1(a), but Ibis nevertheless does not wish to terminate this Agreement, then Ibis will be entitled to pursue an action for damages or other relief arising as a result of such material breach.

         9.2.2    TERMINATION UPON BANKRUPTCY.

                  (a) Any Party may terminate this Agreement by notice to the other Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within 90 days after the filing thereof.

                  (b) If Agouron terminates this Agreement under Section 9.2.2(a) or this Agreement is otherwise terminated under 9.2.2(a), all rights and licenses granted pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Agouron, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Ibis under the Bankruptcy Code, Agouron will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefor by Agouron. Such intellectual property and all embodiments thereof will be promptly delivered to Agouron (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Agouron, unless Ibis elects to continue to perform its respective obligations under this Agreement or (it) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Ibis, as the case may be, upon written request therefor by Agouron.

         9.2.3    TERMINATION BY AGOURON'S NOTICE.

                  Notwithstanding anything contained herein to the contrary, after expiration of the Research Program Term, Agouron will have the right to terminate this Agreement at any time by giving 90 days advance written notice to Ibis.

9.3.     DISPOSITION OF INVENTORY.

         If any license rights of Agouron are terminated with respect to a Collaboration Product that is on the market, then Agouron may sell its inventory of such Collaboration Product for up to six months after the date of such termination, provided that required royalty payments, if any, are made to Ibis in connection therewith.

9.4.     EFFECT OF EXPIRATION OR TERMINATION.

         (a) Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination, and Agouron will be obligated to pay and will pay to Ibis, within 30 calendar days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of Article V herein. The provisions of Article X will survive the expiration or termination of this Agreement and will continue in effect for 7 years from the date of expiration or termination. Any other provisions that from their nature are apparently intended to remain in force will also survive the expiration or termination of this Agreement. Any expiration or early termination of this Agreement will be without prejudice to the rights of any Party against the others accrued or accruing under this Agreement prior to termination, including Agouron's obligation to pay royalties to Ibis on Net Sales Revenue for Collaboration Products. If Agouron continues to develop and/or commercialize Collaboration Compounds and/or Collaboration Products after the termination of this Agreement, then such development and/or commercialization will be subject to the provisions of Article V, with the exception of Sections 5.1 and 5.2 thereof.

         (b)      [*]

                                    ARTICLE X
                   CONFIDENTIALITY, PUBLICATION AND PUBLICITY

10.1     NON-DISCLOSURE AND NON-USE OBLIGATIONS.

         All Proprietary Information disclosed by one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed by it to any Third Party or used for any purpose (except as expressly permitted herein) without the prior written consent of the disclosing Party.

10.2     PERMITTED DISCLOSURE OF PROPRIETARY INFORMATION.

         Notwithstanding Section 10.1, a Party receiving Proprietary Information of the other Party may disclose such Proprietary Information:

         (a) to governmental or other regulatory agencies in order to obtain Patent Rights as provided for in this Agreement, or to gain approval to conduct clinical trials or to market any Collaboration Product pursuant to this Agreement, provided that receiving Party notifies the disclosing Party of its intent to disclose such Proprietary Information and limits the disclosure to only that Proprietary Information reasonably necessary to obtain such Patent Rights or authorizations;

         (b) by Agouron to its permitted sublicensees, agents, consultants, Affiliates and/or other Third Parties for the research and development, manufacturing and/or marketing of any Collaboration Compounds or Collaboration Products (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by the confidentiality obligations contained in this Agreement; or

         (c) if required to be disclosed by law or court order, provided that advance written notice is delivered to the non-disclosing Party so as to provide such Party a reasonable opportunity to challenge or limit the disclosure obligations.

10.3     NO WRITTEN PUBLICATION AND ORAL DISCLOSURES.

         [*]

10.4     PUBLIC DISCLOSURE OF AGREEMENT.

         [*]


                                   ARTICLE XI
                                 MISCELLANEOUS

11.1     FORCE MAJEURE.

         No Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement (except payment obligations) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party, provided that for the duration of such force majeure the affected Party continues to use all reasonable efforts to overcome such force majeure. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical.

11.2     ASSIGNMENT.

         The Agreement may neither be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by a Party without the consent of the other Party; provided however, that any Party may, without such consent, assign the Agreement and its rights and obligations hereunder to (a) an Affiliate; (b) in connection with the transfer or sale of all or substantially all of its assets or business, including the applicable Patent Rights and Technology and other assets relating to the subject matter of this Agreement, or (c) in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee will assume all obligations of its assignor under this Agreement.

11.3     SEVERABILITY.

         In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. The Parties will replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the purposes of this Agreement.

11.4     NOTICES.

         All notices or other communications which are required or permitted hereunder will be in writing and deemed to be effective (a) on the date of delivery if delivered in person and written confirmation of delivery is provided, (b) on the date of faxing or other electronic transmission, provided such transmission is acknowledged in writing by the Party receiving the transmission, (c) on the day following date of deposit with an overnight courier if a receipt confirming delivery by overnight courier is provided, or (d) three days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it will designate by written notice given to the other Party.

                  if to Ibis, to:      Isis Pharmaceuticals, Inc.
                                       2292 Faraday Avenue
                                       Carlsbad, CA 92008
                                       Attention: Chief Executive Officer
                                       Facsimile No.: 760-931-0265

                  with a copy to:      Attention- CFO
                                       Facsimile No.: 760-931-9639

                  if to Agouron, to:   Agouron Pharmaceuticals, Inc.
                                       10350 North Torrey Pines Road
                                       La Jolla, CA  92037
                                       Attention: Director, Business Development
                                       Facsimile No.: 858-678-8275
                  with a copy to:      Attention: General Counsel
                                       Facsimile No.: 858-622-3297

11.5     APPLICABLE LAW.

         The Agreement will be governed by and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely within the state, without reference to any rules of conflict of laws or renvoi, provided, however, that issues concerning the validity and construction of patents, trademarks and other intellectual property rights will be determined in accordance with the laws of the country under which such intellectual property rights were granted.

11.6     DISPUTE RESOLUTION.

         (a) PRE-ARBITRATION EFFORTS. In the event of any controversy or claim arising from or relating to any provision of this Agreement, or any term or condition hereof, or the performance by a Party of its obligations hereunder, or its construction or its actual or alleged breach, the Parties will try to settle their differences amicably between themselves. If the representatives of the Parties are unable to reach agreement on any such issue, the issue will be submitted for consideration, in the case of Agouron, to its Corporate Vice President, Head of Research, or its designee, and in the case of Ibis, to its Managing Director, or its designee. If such representatives are unable to agree within fourteen (14) days, then the issue will be submitted for consideration to, in the case of Agouron, to its President, Global Commercial Operations, and, in the case of Ibis, to its Chief Executive Officer. If such representative are unable to agree within fourteen (14) days, then any disputes remaining unresolved between the Parties, except as otherwise provided in this Agreement, will be finally resolved by binding arbitration, as set forth below.

         (b) ARBITRATION JURISDICTION. Any dispute or controversy arising out of or relating to this Agreement not able to be resolved between the Parties will be finally decided by arbitration in accordance with the then-current Licensing Agreement Arbitration Rules of the American Arbitration Association; provided, however, that the California Code of Civil Procedure will apply to any such proceeding. Any arbitration proceeding will be conducted in San Diego, California. The Parties agree that any arbitration panel will include members knowledgeable as to evaluation of biopharmaceutical technology.

         (c) ARBITRATION PROCEDURES. Whenever a Party decides to institute arbitration proceedings, it will give written notice to the other Party. A single arbitrator mutually chosen by the Parties will conduct the arbitration. If the Parties cannot agree upon a single arbitrator within fifteen (15) days after the institution of the arbitration proceeding, then the arbitration will be conducted by a panel of three arbitrators appointed in accordance with applicable AAA rules; provided, however, that each Party will within thirty (30) days after the institution of the arbitration proceedings appoint one arbitrator, with the third arbitrator being chosen by the other two arbitrators. If only one Party appoints an arbitrator, then such arbitrator will be entitled to act as the sole arbitrator to resolve the controversy. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. The arbitrator(s) will have the authority to grant injunctive relief and specific performance, and to allocate between the Parties the costs of arbitration in an equitable manner; provided, however, that each Party will bear its own costs, attorneys fees and witness fees. Notwithstanding the terms of this Section, a Party will also have the right to obtain, prior to the arbitrator(s) rendering the arbitration decision, provisional remedies, including injunctive relief or specific performance, from a court having jurisdiction thereof. The arbitrator(s) will, upon the request of either Party, issue a written opinion of the findings of fact and conclusions of law and will deliver a copy to each of the Parties. Decisions of the arbitrator(s) will be final and binding on the Parties. Judgment upon the award rendered may be entered in the highest court or forum, state or federal, having jurisdiction; provided, however, that the provisions of this Section will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. In no event will a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

11.7     REGULATORY APPROVALS.

         The expenses for all approvals and licenses sought by Agouron for importation, marketing and selling of Collaboration Products in any country throughout the world will be borne by Agouron. Agouron will have sole title to and ownership of any such approvals and licenses it obtains.

11.8     ENTIRE AGREEMENT.

         This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties hereto.

11.9     HEADINGS.

         The captions to the Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

11.10    INDEPENDENT CONTRACTORS.

         It is expressly agreed that the Parties will be independent contractors and that the relationship between the Parties will not constitute a partnership, joint venture or agency. No Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior consent of such other Party.

11.11    WAIVER.

         The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.12    COUNTERPARTS.

         The Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth below.

AGOURON PHARMACEUTICALS, INC.                    ISIS PHARMACEUTICALS, INC.

BY:__________________________                    BY:____________________________

Name: Barry D. Quart, Pharm.D.                   Name: B. Lynne Parshall

Title: President, Agouron Research and           Title: Executive Vice President
         Development

Date:________________________                    Date:__________________________

                                   EXHIBIT A

                                      [*]


[*]

                                   EXHIBIT B

                                      [*]


[*]

[*]

[*]